AMENDMENT, CONSENT AND WAIVER AGREEMENT


AMENDMENT, CONSENT AND WAIVER dated as of August 27, 1999, by MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, CM LIFE INSURANCE COMPANY AND THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA (the "Purchasers") in favor of MIDAMERICAN REALTY SERVICES COMPANY, an Iowa corporation (the "Company").

                                    RECITALS:

          WHEREAS, the Company and the Purchasers are parties to a Note Purchase Agreement dated as of November 1, 1998 (the "Note Agreement"); and

          WHEREAS, MidAmerican Energy Holdings Company ("MidAmerican Holdings"), a 95% shareholder of the Company, has formed a new Delaware subsidiary, HomeServices.Com Inc. ("HomeServices"), and proposes, pursuant to the terms of a planned merger agreement (the "Merger Agreement"), to cause the Company to merge with and into HomeServices (the "Merger"), with HomeServices as the surviving corporation and succeeding to the business currently conducted by the Company; and

          WHEREAS, the Merger is being effected in connection with an initial public offering of the common stock of HomeServices (the "IPO"), with the net proceeds received by HomeServices to be used for general corporate purposes, which are expected to include acquisitions and the continued development of E-commerce operations; and

          WHEREAS,   the  Merger  is   intended   to   facilitate   the  IPO  by
reincorporating the Company's state of incorporation from Iowa to Delaware; and

          WHEREAS, in connection with the Merger, HomeServices would assume all of the Company's obligations, including the Company's obligations under the Note Agreement; and

          WHEREAS, in connection with the IPO, HomeServices, as successor to the Company, and MidAmerican Holdings will enter into several agreements or arrangements (the "Related Transactions"), as described in the Registration Statement on Form S-1 (No. 333-82997) filed by HomeServices (the "Registration Statement"), including, without limitation, (i) a Registration Rights Agreement providing, in part, that HomeServices will grant to MidAmerican Holdings certain "demand" and "piggyback" registration rights for the registration under the Securities Act of 1933 of the shares of HomeServices' common stock that MidAmerican Holdings owns, and (ii) a Services Agreement pursuant to which MidAmerican Holdings will provide management, advisory, financial, accounting, legal, employee benefit plan administration and other services to HomeServices and HomeServices will pay MidAmerican Holdings a pre-determined monthly fee, plus reimbursement of out-of-pocket costs; and

          WHEREAS,  the Note Agreement  contains  certain  covenants,  including
Section 10.10 that would restrict the ability of the Company or HomeServices (as the Company's successor) to effect the Merger, the IPO and Related Transactions such as entering into the Registration Rights Agreement and the Services Agreement; and

          WHEREAS, the Company believes that the Merger, the IPO and the Related Transactions would be mutually beneficial by enabling HomeServices (as the successor to the Company) to raise equity capital through the public market to finance its operations growth while improving its leverage ratio; and

          WHEREAS, it is currently expected that the common stock of the Company's existing and future subsidiaries will be pledged as collateral for the benefit of the Lenders under a credit facility and, for so long as such credit facility is outstanding, for the benefit of the holders of the Notes under the Note Agreement on a pari passu basis; and

          WHEREAS, the Company desires to amend the definition of "EBITDA" in Schedule B to the Note Agreement to include non-cash expense from pending receivable allocations attributable to an acquisition's purchase price; and

          NOW, THEREFORE, in consideration of the foregoing, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, notwithstanding anything to the contrary in the Note Agreement, the Purchasers hereby agree as follows:

                                   AGREEMENT:

          Section 1. AMENDED DEFINITION. The following definition from Schedule B to the Note Agreement is hereby amended and restated in its entirety as of such date to read as follows:

          "EBITDA" means, with respect to any period, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of all (a) Interest Charges during such period, (b) income taxes of the Company and its Subsidiaries during such period, (c) amortization and depreciation expense of the Company and its Subsidiaries during such period and (d) non-cash expense from pending receivable allocations attributable to an acquisition's purchase price during such period, all determined on a consolidated basis in accordance with GAAP.

          Section 2. CONSENT OF THE PURCHASERS. Notwithstanding anything to the contrary in the Note Agreement, but subject to Section 3 hereof, the Purchasers hereby consent to the proposed Merger, the Merger Agreement, the IPO, the Related Transactions and the Amendment.

          Section 3. WAIVER. Subject to Section 8.7 of the Note Agreement and provided that the Company complies with the provisions of Section 10.7 of the Note Agreement within 10 business days following the month end of the month during which the Merger is consummated, the Purchasers hereby waive any breach of the covenants contained in the Note Agreement, including but not limited to
Section 10.10 of the Note Agreement, which may otherwise occur as a result of the Merger, the Merger Agreement, the IPO, the Related Transactions and the Amendment.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this AMENDMENT, CONSENT AND WAIVER effective as of the date first set forth above.


                       MidAmerican Realty Services Company

                         By: /s/ P. J. Goodman
                             ------------------------------
                            Name: Patrick J. Goodman
                         Title: Senior Vice President, Chief Financial Officer &
                                Chief Accounting Officer


                         Massachusetts Mutual Life Insurance Company

                           By: /s/ Richard C. Morrison
                             ------------------------------
                            Name: Richard C. Morrison
                         Title: Managing Director


                            CM Life Insurance Company

                           By: /s/ Richard C. Morrison
                              ------------------------------
                            Name: Richard C. Morrison
                            Title: Investment Officer


                         The Guardian Life Insurance Company of America

                            By: /s/ Thomas M. Donohue
                              -------------------------------
                         Name:  Thomas M. Donohue
                         Title: Vice President